Exhibit 10.2

FURMANITE CORPORATION

LONG-TERM PERFORMANCE-BASED

STOCK OPTION AGREEMENT

This sets forth the terms of the Long-Term Performance-Based Stock Option Agreement (“Agreement”) made this          day of             , 20         (“Effective Date”), between Furmanite Corporation, a Delaware corporation (“Company”), and                  (“Grantee”).

WITNESSETH:

WHEREAS, the shareholders of the Company previously approved, and the Company continues to maintain, the Furmanite Corporation 1994 Stock Incentive Plan, as amended and restated as of June 14, 2011 (“Plan”);

WHEREAS, for purposes of this Agreement, all defined terms, as indicated by the capitalization of the first letter of such term, shall have the meanings specified in the Plan to the extent not specified in this Agreement;

WHEREAS, the above-named Grantee is serving as                  of the Company (a “Business Relationship”); and

WHEREAS, pursuant and subject to the terms of the Plan, and in accordance with the terms of this Agreement, the Company wishes for the Grantee to have a proprietary interest in the Company’s financial success by granting the Grantee the option to purchase                  shares of the Company’s Common Stock (the “Option Shares”).

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. GRANT OF OPTION

1.1. Grant of Option. Subject to the terms and conditions of the Plan and the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee to option to purchase all or any part of the Option Shares. The price at which the Option Shares may be acquired is $         per share, which equals or exceeds the Fair Market Value per share of Stock on the Effective Date. The option granted pursuant to this Agreement is a Nonqualified Option.

1.2. Stock Power. Simultaneously with the Grantee’s exercise of the option granted pursuant to this Agreement, the Grantee shall execute the Stock Power attached hereto as Exhibit A with respect to such acquired Option Shares that will be held in escrow by the Company pursuant to Section 2.3(b) of this Agreement. Upon receipt of the Stock Power by the Company for the Option Shares, the Company shall issue and hold in escrow one or more certificates in the name of the Grantee for the Option Shares acquired, subject to the restrictive legend described in Section 4.5, and subject to the other terms and conditions of this Agreement. As an alternative to issuing physical certificates, the Company may record ownership of the Option Shares, and the applicable restrictions, in book form (or in any other form of un-certificated ownership).

ARTICLE 2. VESTING; DURATION; AND EXERCISE

2.1 Vesting.

(a) If the Grantee maintains a continuous Business Relationship with the Company through the first anniversary of the Effective Date, and if the Company’s final, audited earnings before income taxes for the Company’s fiscal year that ends December 31, 20         are at least $            , then the Grantee’s right to exercise the option granted pursuant to this Agreement shall vest as follows:

(i)

if the Company’s final, audited earnings before income taxes for the Company’s fiscal year that ends December 31, 20     are at least $            , but are less than $            , then the Grantee shall vest in the right to purchase the sum of 16.665 percent of the Option Shares, plus 1.667 percent of the Option Shares for each full $                 by which the Company’s earnings before income taxes exceed $            , or

(ii)

if the Company’s final, audited earnings before income taxes for the Company’s fiscal year that ends December 31, 20         equal or exceed $            , then the Grantee shall vest in the right to purchase 33.33 percent of the Option Shares.

(b) If the Grantee maintains a continuous Business Relationship with the Company through the second anniversary of the Effective Date, and if the Company’s final, audited earnings before income taxes for the Company’s fiscal year that ends December 31, 20         are at least $            , then the Grantee’s right to exercise the option granted pursuant to this Agreement shall vest as follows:

(i)

if the Company’s final, audited earnings before income taxes for the Company’s fiscal year that ends December 31, 20         are at least $            , but are less than $            , then the Grantee shall vest in the right to purchase the sum of 16.665 percent of the Option Shares, plus 1.667 percent of the Option Shares for each full $                 by which the Company’s earnings before income taxes exceed $            , or

(ii)

if the Company’s final, audited earnings before income taxes for the Company’s fiscal year that ends December 31, 20         equal or exceed $            , then the Grantee shall vest in the right to purchase 33.33 percent of the Option Shares.

(c) If the Grantee maintains a continuous Business Relationship with the Company through the third anniversary of the Effective Date, and if the Company’s final, audited earnings before income taxes for the Company’s fiscal year that ends December 31, 20         are at least $            , then the Grantee’s right to exercise the option granted pursuant to this Agreement shall vest as follows:

(i)

if the Company’s final, audited earnings before income taxes for the Company’s fiscal year that ends December 31, 20         are at least $            , but are less than $            , then the Grantee shall vest in the right to purchase the sum of 16.665 percent of the Option Shares, plus 1.667 percent of the Option Shares for each full $                     by which the Company’s earnings before income taxes exceed $            , or

(ii)

if the Company’s final, audited earnings before income taxes for the Company’s fiscal year that ends December 31, 20         equal or exceed $            , then the Grantee shall vest in the right to purchase 33.34 percent of the Option Shares.

(d) To the extent the Grantee does not become vested in the right to purchase Option Shares pursuant to paragraphs (a) – (c) above on or before the third anniversary of the Effective Date, the Grantee’s right to purchase Option Shares with respect to which the right to purchase has not become vested shall be forfeited as of the earlier of such third anniversary or the date of termination of the Business Relationship of the Grantee with the Company.

(e) For purposes of this Agreement, a Business Relationship with the Company shall include a Business Relationship with an affiliate or subsidiary of the Company (i.e., any business organization controlling, controlled by, or under common control with, the Company).

2.2 Duration and Exercise of Option. To the extent that the right to purchase Option Shares becomes vested pursuant to this Agreement, the duration of the right to purchase shall be governed by the terms of the Plan; provided that the Grantee’s right to purchase Option Shares shall expire no later than the tenth anniversary of the Effective Date. Similarly, the manner in which any vested right to purchase Option Shares is exercised shall be governed by the terms of the Plan.

2.3 Restrictions on Transfer. Subject to the other applicable terms of this Agreement, to the extent Option Shares are acquired pursuant to this Agreement:

(a) sixty percent (60%) of the Option Shares acquired shall be released to the Grantee as of the acquisition date; and

(b) forty percent (40%) of the Option Shares acquired shall be held in escrow by the Company. While the Option Shares are held in escrow, the Grantee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any of the Option Shares, or any interest therein. Option Shares shall be released from the escrow to (or on behalf of) the Grantee upon the earliest of:

(i)	the first anniversary of the date of termination of the Business Relationship of the Grantee with the Company,

(ii)	the Grantee’s death, or

(iii)	the closing of a Change of Control.

2.4 Market “Stand-Off” Agreement. The Grantee hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such Grantee shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by the Grantee at any time during such period except shares included in such registration; provided, however, that all officers and directors of the Company enter into similar agreements. The market “stand-off” agreement established pursuant to this Section 2.4 shall have perpetual duration.

2.5 Transfers in Violation of Agreement. If any transfer of the Option Shares is made or attempted contrary to the provisions of this Agreement, the applicable Option Shares shall be forfeited without consideration.

ARTICLE 3. FORFEITURE AND RETURN OF SHARES

3.1 Termination for Cause. If the Business Relationship between the Grantee and the Company is terminated under the circumstances described in section 10.3 of the Plan, this Agreement shall immediately terminate and the Grantee’s rights with respect to all of the Option Shares, whether or not the right to purchase such shares has vested and whether or not Option Shares have been purchased by the Grantee, shall be immediately forfeited without consideration.

3.2 Restrictive Covenants. In consideration for the grant of the option to purchase the Option Shares, Grantee agrees as follows:

(a) Confidentiality. Grantee agrees that he shall not, without the prior written consent of the Company, disclose or use in any way, either during employment by the Company or thereafter, except to perform services as an employee or director of the Company, any confidential business or technical information or trade secret that is not in the public domain acquired in the course of employment by the Company. Grantee acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the foregoing provision and, accordingly, that the Company shall be entitled to temporary preliminary and permanent injunctive relief to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish the Company’s right to claim and recover damages. Grantee covenants to use his best efforts to prevent the publication or disclosure of any trade secret or confidential information that is not in the public domain concerning the business or finances of the Company or the Company’s affiliates, or any of its or their dealings, transactions or affairs which may come to his knowledge in the pursuance of his duties or employment.

(b) Non-Competition. While Grantee is employed by the Company, and for a period of one year after employment with the Company ends for any reason, Grantee shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise with, or have any financial interest in, or aid or assist anyone else in providing services or products to or on behalf of, any of the Company’s direct competitors (which include, by way of example and not limitation,                 ,                 , and                     ) in any way, in any jurisdiction(s) in which the Company (inclusive of any group, affiliate, division or subsidiary of the Company) operates, has clients or customers, or otherwise conducts or is engaged in business, whether within or outside the United States; provided, however, that ownership of not more than 5% of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph.

(c) Non-Solicitation. While Grantee is employed by the Company, and for a period of one year after employment with the Company ends for any reason, Grantee shall not directly or indirectly solicit (other than on behalf of the Company) business or contracts for any products or services of the type provided, developed or under development by the Company during employment by the Company, from or with (x) any person or entity which was a customer of the Company for such products or services as of, or within 24 months prior to, the date of termination of employment with the Company, or (y) any prospective customer which the Company was soliciting as of, or within 24 months prior to, termination. Additionally, while Grantee is employed by the Company, and for a period of two years after employment with the Company ends for any reason, Grantee will not directly or indirectly contract with any such customer or prospective customer for any product or service of the type provided, developed or which was under development by the Company during employment with the Company. Grantee will not at any time knowingly interfere or attempt to interfere with any transaction, agreement or business relationship in which the Company was involved or was contemplating during Grantee’s employment with the Company, including but not limited to relationships with investors, prospective investors, customers, prospective customers, agents, contractors, vendors, service providers and suppliers.

(d) Non-Recruitment. While Grantee is employed by the Company, and for a period of one year after employment with the Company ends for any reason, Grantee shall not, directly or indirectly, solicit, recruit or hire, or in any manner assist in the hiring, solicitation or recruitment, of any individual who is or was an employee of the Company, or who otherwise provided services to the Company, within 24 months prior to the termination of Grantee’s employment with the Company.

If the Grantee violates any of the restrictive covenants described in this Section 3.2, in any other agreement between the Company and the Grantee or in any policy of the Company, then in addition to any other legal and equitable remedies (including injunctive relief) that may be available to the Company, this Agreement shall immediately terminate and the Grantee’s rights with respect to all of the Option Shares, whether or not the right to purchase such shares has vested and whether or not Option Shares have been purchased by the Grantee, shall be immediately forfeited without consideration.

3.3 Return of Shares. If the Company’s Board of Directors determines that the right to purchase Option Shares was considered vested and that such vesting was based on materially inaccurate financial information or any other materially inaccurate performance criteria, then the Company’s Board of Directors may, in its discretion (a) treat the right to purchase some or all of such Option Shares as no longer vested and immediately forfeited, (b) require the Grantee to return any or all of such Option Shares actually purchased by the Grantee and released to the Grantee from the escrow described in this Agreement, and/or (c) require the Grantee to repay to the Company the cash equivalent of any or all of such Option Shares that have been released to the Grantee from the escrow described in this Agreement and previously disposed of by the Grantee. Grantee agrees to return such Option Shares (or to make such repayment) within 10 business days of the Board of Directors’ demand. In the case of a repayment of the cash equivalent, the amount to be repaid to the Company shall equal (x) the value of the applicable Option Shares, determined as the average of the closing prices for the Company’s Common Stock on the five trading days that immediately precede the date of the Board of Directors’ demand, minus (y) the amount actually paid by the Grantee for the applicable Option Shares.

ARTICLE 4. MISCELLANEOUS

4.1 Adjustments for Stock Splits, Stock Dividends, etc. If there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Grantee is entitled by reason of his or her ownership of the Option Shares shall be immediately subject to the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Option Shares.

4.2 Withholding Taxes. The Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the grant, vesting and exercise of the rights granted pursuant to this Agreement. If the Grantee exercises the right to purchase Option Shares, the Company may require at the time of such exercise an additional payment for withholding tax purposes based on and the fair market value of such Option Shares as of the acquisition date.

4.3 No Rights to Business Relationship. Nothing contained in this Agreement shall be construed as giving the Grantee any right to continue his or her Business Relationship with the Company.

4.4 Waiver. From time to time the Company may waive its rights hereunder either generally or with respect to one or more specific transfers which have been proposed, attempted or made. All action to be taken by the Company hereunder shall be taken by vote of a majority of its disinterested members of the Board of Directors then in office.

4.5 Restrictive Legends. All certificates representing Option Shares held in escrow by the Company shall have affixed thereto legends in substantially the following form:

“The shares of stock represented by this certificate are subject to restrictions on transfer set forth in a certain Stock Option Agreement between the corporation and the registered owner of this certificate (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the Corporation.”

4.6 Acknowledgments by Grantee. The Grantee acknowledges that the Grantee has been advised, and that the Grantee understands, that:

(a) the grant of the right to purchase Option Shares and the issuance of any shares pursuant to this Agreement may be subject to, or may become subject to, applicable reporting, disclosure and holding period restrictions imposed by Rule 144 under the Securities Act of 1933 (“Rule 144”) and Section 16 of the Securities Exchange Act of 1934 (“Section 16”); and

(b) shares acquired could be subject to Section 16(a) reporting requirements as well as the short swing trading prohibition contained in Section 16(b) which precludes any profit taking with respect to any stock transactions which occur within any six-month period.

The Grantee further acknowledges receipt of a copy of the Plan.

4.7 Successors and Assigns; Assignment. This Agreement shall be binding upon the parties hereto and their heirs, representatives, successors and assigns. The Company may assign its rights hereunder either generally or from time to time.

4.8 Notices. All notices to a party hereto shall be in writing and shall be deemed to have been adequately given if delivered in person or if given by registered or certified mail, postage prepaid:

If to the Company:	Furmanite Corporation 10370 Richmond Avenue Suite 600 Houston, TX 77042 Attn:
If to the Grantee:

or to such other address as any party may from time to time designate for itself by notice in writing given to the other parties hereto.

4.9 Amendments. This Agreement may be amended or modified in whole or in part only by an instrument in writing signed by the Company and the Grantee.

4.10 Entire Agreement. This Agreement is entered into pursuant to and subject to the terms of the Plan, the applicable terms of which are incorporated herein by reference. This Agreement, Exhibits to this Agreement and applicable terms of the Plan constitute the entire agreement between the parties, and all premises, representations, understandings, warranties and agreements with reference to the subject matter hereof have been expressed herein or in the documents incorporated herein by reference.

4.11 Applicable Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with Texas law. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of this Agreement.

4.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.

4.13 Effect of Heading. Any table of contents, title of any article or section heading herein contained is for convenience or reference only and shall not affect the meaning of construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Grantee has hereunto set his hand and the Company has authorized this Agreement to be signed by a duly authorized officer, to be effective as of the Effective Date.

FURMANITE CORPORATION

By:
Name:
Title:

, Grantee

EXHIBIT A

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to shares of the common stock of Furmanite Corporation represented by Certificate(s) No(s). inclusive, standing in the name of the undersigned on the books of said Company.
The undersigned does hereby irrevocably constitute and appoint attorney to transfer the said stock, as the case may be, on the books of said Company, with full power of substitution in the premises.

Dated:	(x)
PERSON EXECUTING THIS POWER SIGN HERE
IMPORTANT - READ CAREFULLY
The signature(s) to this Power must correspond with the name(s) as written upon the face of the certificate(s) in every particular without alternation or enlargement or any change whatever.
IMPRINT SIGNATURE MEDALLION HERE